Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The unaudited pro forma condensed combined financial statements set forth below were derived by the application of pro forma adjustments to the historical financial statements of Solera Holdings, Inc. (the "Company" or “Solera”) and Explore Information Services, LLC ("Explore"). The pro forma adjustments are described in the accompanying notes presented below. Certain amounts set forth in the historical Explore financial statements have been reclassified in order to conform their presentation to those of the Company.

The unaudited pro forma condensed combined balance sheet at March 31, 2011 gives effect to the Company’s acquisition of Explore and related events, including the completion of the Company’s private sale of $450.0 million aggregate principal amount of 6.75% Senior Notes due 2018 (the “Senior Notes”) (collectively, the “Transactions”), as if they occurred on such date and combines the historical balance sheets of the Company and Explore as of March 31, 2011. The Solera balance sheet information was derived from its unaudited condensed consolidated balance sheet included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. The Explore balance sheet information was derived from its unaudited condensed balance sheet as of March 31, 2011.

The unaudited pro forma condensed combined statement of income for the fiscal year ended June 30, 2010 gives effect to the Transactions as if they had occurred on July 1, 2009, combines the historical results of the Company for its fiscal year ended June 30, 2010 and Explore for its fiscal year ended September 30, 2010, and reflects pro forma adjustments that are expected to have a continuing impact on the combined results. The historical results of the Company were derived from its audited consolidated statement of income included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2010. The historical results of Explore were derived from its audited statement of income for its fiscal year ended September 30, 2010.

The unaudited pro forma condensed combined statement of income for the nine month period ended March 31, 2011 give effect to the Transactions, as if they had occurred on July 1, 2009, combines the historical results of the Company and Explore for the nine month periods ended March 31, 2011, and reflects pro forma adjustments that are expected to have a continuing impact on the combined results. The historical results of the Company were derived from its unaudited condensed consolidated statement of income included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. The historical results of Explore were derived from its unaudited condensed statements of income for the six months ended March 31, 2011 and the three months ended September 30, 2010.

The unaudited pro forma condensed combined financial statements have been prepared by the Company’s management for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company and Explore been a combined company during the specified periods. The pro forma adjustments are based on the preliminary assumptions and information available at the time of the preparation of this Form 8-K. The unaudited pro forma condensed combined financial statements exclude approximately $5.9 million of non-recurring charges that were incurred in the connection with the Transactions, including (1) certain expenses related to the Transactions, including investment banker and professional fees, and (2) the write-off of bridge commitment fees that we incurred in connection with the consummation of the Transactions.

The unaudited pro forma condensed combined financial statements do not purport to represent what the results of operations, balance sheet data or financial information of the Company and Explore would have been if the Transactions had occurred as of the dates indicated or what such results will be for any future periods.

The unaudited pro forma condensed combined financial statements have been prepared giving effect to the acquisition of Explore in a transaction to be accounted for as a purchase in accordance with ASC Topic No. 805, Business Combinations (formerly SFAS No. 141(R)), with the Company considered to be the acquirer. Under the purchase method of accounting, the total estimated purchase price, calculated as described in the notes to these unaudited pro forma condensed combined financial statements, is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the acquisition of Explore, based on their estimated fair values as of the June 14, 2011 acquisition date.

For purposes of these unaudited pro forma condensed combined financial statements, the Company' management has made a preliminary allocation of the estimated purchase price of the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates of their fair value, as described in the notes to these unaudited pro forma condensed combined financial statements. A final purchase price allocation will be completed after asset and liability valuations are finalized. The final valuations will be based on the actual net tangible and intangible assets of Explore that exist as of the June 14, 2011 acquisition date. Any final adjustments may change the allocation of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements presented herein. Amounts preliminarily allocated to assets and liabilities, and the estimated useful lives of intangible assets, may change significantly, which could result in a material increase or decrease in amortization of intangible assets. Estimates related to the determination of the lives of assets acquired may also change, which could result in a material increase or decrease in depreciation or amortization expense.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2011

(In thousands)

	Solera	Explore	Reclassifications (1)	Pro Forma Adjustments			Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$388,521	$860	$—	$450,000	(A	)	$307,263
				(520,000)	(B	)
				(12,118)	(C	)
Accounts receivable, net	124,495	9,339	—	—			133,834
Other receivables	16,699	—	—	—			16,699
Other current assets	27,912	—	700	—			28,612
Prepaid expenses	—	700	(700)	—			—
Deferred income tax assets	11,913	319	—	(319)	(D	)	11,913
Total current assets	569,540	11,218	—	(82,437)			498,321
Property and equipment, net	57,010	552	—	—			57,562
Goodwill	712,108	179,935	—	359,250	(E	)	1,063,481
				(187,812)	(D	)
Intangible assets, net	261,910	99,295	—	160,750	(E	)	422,660
				(99,295)	(D	)
Other noncurrent assets	13,239	26	—	6,213	(C	)	19,478
Noncurrent deferred income tax assets	46,183	—	—	—			46,183
Total assets	$1,659,990	$291,026	$—	$156,669			$2,107,685
Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$31,186	$520	$—	$—			$31,706
Accrued expenses and other current liabilities	125,128	—	3,080	—			128,208
Accrued salaries and related expenses	—	975	(975)	—			—
Accrued data costs	—	1,430	(1,430)	—			—
Other current liabilities	—	675	(675)	—			—
Income taxes payable	21,211	—	—	—			21,211
Deferred income tax liabilities	1,935	—	—	—			1,935
Current portion of long-term debt	5,942	—	—	—			5,942
Total current liabilities	185,402	3,600	—	—			189,002
Long-term debt	582,508	—	—	450,000	(A	)	1,032,508
Other noncurrent liabilities	25,015	—	—	—			25,015
Noncurrent deferred income tax liabilities	34,364	12,850	—	(12,850)	(D	)	34,364
Total liabilities	827,289	16,450	—	437,150			1,280,889
Redeemable noncontrolling interests	109,155	—	—	—			109,155
Stockholders’/members’ equity:
Solera Holdings stockholders' equity:
Common shares	560,201	—	—	—			560,201
Retained earnings	141,059	—	—	(5,905)	(C	)	135,154
Accumulated other comprehensive income	13,211	—	—	—			13,211
Total Solera Holdings stockholders’ equity	714,471	—	—	(5,905)			708,566
Members’ equity	—	274,576	—	(274,576)	(D	)	—
Noncontrolling interests	9,075	—	—	—			9,075
Total stockholders’/members’ equity	723,546	274,576	—	(280,481)			717,641
Total liabilities and stockholders’/members’ equity	$1,659,990	$291,026	$—	$156,669			$2,107,685

(1)	Reflects those adjustments necessary to conform the presentation of the historical Explore financial statements to the presentation of the Solera historical financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE FISCAL YEAR ENDED JUNE 30, 2010

(In thousands)

	Solera	Explore (1)					Pro Forma Combined

	Fiscal Year Ended June 30, 2010	Fiscal Year Ended September 30, 2010	Reclassifications (2)	Pro Forma Adjustments			Fiscal Year Ended June 30, 2010
Revenues	$631,348	$74,674	$—	$—			$706,022
Cost of revenues:
Operating expenses	130,852	—	31,743	—			162,595
Systems development and programming costs	67,926	—	1,256	—			69,182
Direct costs	—	38,160	(29,440)	(8,720)	(F	)	—
Total cost of revenues (excluding depreciation and amortization)	198,778	38,160	3,559	(8,720)			231,777
Selling, general and administrative expenses	170,562	14,758	(3,671)	—			181,649
Depreciation and amortization	88,978	—	112	28,967	(G	)	118,057
Restructuring charges, asset impairments and other costs associated with exit and disposal activities	5,910	—	—	—			5,910
Acquisition and related costs	4,032	—	—	—			4,032
Interest expense	32,782	—	—	30,375	(H	)	64,045
				888	(I	)
Other expense, net	3,964	—	—	—			3,964
	505,006	52,918	—	51,510			609,434
Income (loss) before income tax provision (benefit)	126,342	21,756	—	(51,510)			96,588
Income tax provision (benefit)	32,171	8,834	—	(20,604)	(J	)	20,401
Net income (loss)	94,171	12,922	—	(30,906)			76,187
Less: Net income attributable to noncontrolling interests	9,739	—	—	—			9,739
Net income (loss) attributable to Solera Holdings, Inc.	$84,432	$12,922	$—	$(30,906)			$66,448

(1)	Explore's fiscal year ends on September 30 of each year. In calculating the unaudited pro forma condensed combined statement of income for our fiscal year ended June 30, 2010, we used the results of operations for Explore for its fiscal year ended September 30, 2010 since the ending date for Explore's fiscal year is within 93 days of the ending date of our fiscal year.
(2)	Reflects those adjustments necessary to conform the presentation of the historical Explore financial statements to the presentation of the Solera historical financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED MARCH 31, 2011

(In thousands)

	Solera	Explore (1)							Pro Forma Combined
	Nine Months Ended March 31, 2011	Three Months Ended September 30, 2010	Six Months Ended March 31, 2011	Aggregate Nine Months Ended March 31, 2011	Reclassifications (2)	Pro Forma Adjustments			Nine Months Ended March 31, 2011
Revenues	$502,613	$20,096	$39,125	$59,221	$—	$—			$561,834
Cost of revenues:
Operating expenses	98,408	—	—	—	25,714	—			124,122
Systems development and programming costs	49,664	—	—	—	914	—			50,578
Direct costs	—	10,298	19,905	30,203	(23,663)	(6,540)	(F	)	—
Total cost of revenues (excluding depreciation and amortization)	148,072	10,298	19,905	30,203	2,965	(6,540)			174,700
Selling, general and administrative expenses	136,768	4,742	7,629	12,371	(3,062)	—			146,077
Depreciation and amortization	60,481	—	—	—	97	19,492	(G	)	80,070
Restructuring charges, asset impairments and other costs associated with exit and disposal activities	2,215	—	—	—	—	—			2,215
Acquisition and related costs	2,981	—	—	—	—	—			2,981
Interest expense	22,189	—	—	—	—	22,781	(H	)	45,636
						666	(I	)
Other income, net	(481)	—	—	—	—	—			(481)
	372,225	15,040	27,534	42,574	—	36,399			451,198
Income (loss) before income tax provision (benefit)	130,388	5,056	11,591	16,647	—	(36,399)			110,636
Income tax provision (benefit)	(18,842)	2,057	4,690	6,747	—	(14,559)	(J	)	(26,654)
Net income (loss)	149,230	2,999	6,901	9,900	—	(21,840)			137,290
Less: Net income attributable to noncontrolling interests	9,094	—	—	—	—	—			9,094
Net income (loss) attributable to Solera Holdings, Inc.	$140,136	$2,999	$6,901	$9,900	$—	$(21,840)			$128,196

(1)	We calculated Explore's financial results for nine months ended March 31, 2011 by adding the unaudited condensed statement of income of Explore for the three months ended September 30, 2010 with the unaudited condensed statement of income of Explore for the six months ended March 31, 2011.
(2)	Reflects those adjustments necessary to conform the presentation of the historical Explore financial statements to the presentation of the Solera historical financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Description of Transactions and Basis of Presentation:

On June 14, 2011, the Company and its wholly-owned subsidiary, Claims Services Group, completed the acquisition of Explore from HireRight, and its ultimate parent company, Altegrity, whereby Claims Services Group agreed to purchase all of the outstanding membership interests of Explore from HireRight for a purchase price of $520.0 million in cash. The purchase price is subject to adjustment based on the level of indebtedness and net working capital of Explore as of the closing date of the Explore Acquisition. The acquisition is subject to customary closing conditions.

Preliminary Purchase Price Allocation:

The $520.0 million purchase price for Explore has been allocated to the acquired tangible and intangible assets and assumed liabilities of Explore based on their estimated fair values as of March 31, 2011 (in thousands):

Accounts receivable	$9,339
Other current and noncurrent assets	2,138
Acquired identifiable intangible assets	160,750
Assumed liabilities	(3,600)
Total acquired tangible and intangible assets and assumed liabilities	168,627
Goodwill	351,373
Total	$520,000

The excess of the purchase price over the fair value of assets and liabilities acquired has been allocated to goodwill.

The allocation of the purchase price is preliminary. The purchase price allocation will remain preliminary until the Company completes a third-party valuation of significant identifiable intangible assets acquired and determines the fair value of other assets acquired and liabilities assumed. The final determination of the purchase price allocation, which is expected to be completed as soon as practicable, will be based on the fair values of the assets acquired, including the fair values of the acquired intangible assets, and the liabilities assumed as of the June 14, 2011 acquisition date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

The amount preliminarily allocated to acquired identifiable intangible assets has been attributed to the following (in thousands):

Trademarks	$15,650
Database	39,350
Technology	19,625
Customer relationships	86,125
Total	$160,750

Acquired trademarks are being amortized over a weighted average amortizable life of 9.0 years. Acquired database is being amortized over a weighted average amortizable life of 10 years. Acquired technology is being amortized over a weighted average amortizable life of 9.4 years. Acquired customer relationships are being amortized over a weighted average amortizable life of 19.8 years. We are amortizing the acquired identifiable intangible assets on an accelerated basis to reflect the pattern in which the economic benefits of the intangible assets are consumed.

We valued the purchased trademark, technology and database assets under the income approach using the relief from royalty method, which assumes value to the extent that the acquired company is relieved of the obligation to pay royalties for the benefits received from them. We valued the purchased customer relationships asset under the income approach using the excess earnings methodology based upon estimated future discounted cash flows attributable to revenues projected to be generated from those customers.

Pro Forma Adjustments:

The unaudited pro forma condensed combined financial statements include certain pro forma adjustments to give effect to the Transactions. The pro forma adjustments are as follows:

(A)	To record the gross cash proceeds received from the issuance of the Senior Notes.

(B)	To record the cash paid to acquire Explore. The cash purchase price does not reflect changes in consideration that may arise based upon the amount of any indebtedness of Explore that will remain outstanding at the closing or any differences between net working capital as of the closing date and the amount specified in the purchase agreement.

(C)	To record the estimated direct and incremental costs incurred by the Company associated with the acquisition of Explore, including legal, accounting and other professional fees, and the costs incurred by the Company to issue the Senior Notes.

(D)	To eliminate Explore's historical goodwill, intangible assets, deferred tax assets, deferred tax liabilities and member's equity.

(E)	To record the fair value of the acquired identifiable intangible assets and goodwill arising from the acquisition of Explore.

(F)	To eliminate Explore's historical amortization of intangible assets.

(G)	To reflect the amortization of the acquired identifiable intangible assets arising from the acquisition of Explore.

(H)	To reflect the interest expense associated with the Senior Notes.

(I)	To reflect the amortization of issuance costs associated with the Senior Notes.

(J)	To reflect the tax effect of the pro forma adjustments, including the amortization of the acquired identifiable intangible assets and interest expense, based on Solera's estimated U.S. statutory income tax rate of 40%.